SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2004

BROADCOM CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	000-23993	33-0480482

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16215 Alton Parkway, Irvine, California 92618

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 450-8700

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Exhibits
SIGNATURE
EXHIBIT 99.1

Item 5. Other Events and Regulation FD Disclosure

On June 13, 2004 Broadcom Corporation and Microtune, Inc. entered into an agreement to settle all outstanding patent and antitrust litigation between the two companies. Under the settlement agreement, all outstanding claims in pending litigation will be dismissed with prejudice. The settlement agreement also provides for reciprocal releases covering all asserted and unasserted claims between the parties. In connection with the settlement, Broadcom will make a one-time payment to Microtune of $22.5 million in the second quarter of 2004.

Additionally, Broadcom and Microtune have entered into a separate patent cross-license agreement whereby patents claiming priority prior to the effective date of the license agreement are licensed for the lives of the patents, and subsequently acquired patents claiming priority within the following four years are licensed for ten years. Under the agreement, all products of Broadcom are licensed under all of Microtune’s patents and all current products and future analog signal processing products of Microtune are licensed under all of Broadcom’s analog signal processing patents.

A copy of Broadcom’s press release announcing the settlement is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Exhibits

     (c) Exhibits

99.1	Press Release dated June 14, 2004 of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCOM CORPORATION, a California corporation
June 14, 2004	By:	/s/ Bruce E. Kiddoo
Bruce E. Kiddoo
Vice President and Corporate Controller